UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2
TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEALTHMED SERVICES LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

7374

(Primary Standard Industrial Classification Code Number)

1250 Oakmead, #210, Sunnyvale, CA 94085 (866) 428-5689

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RITE, LLC
1905 South Eastern Avenue, Las Vegas, Nevada 89104
Telephone:
(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH	AMOUNT TO BE	PROPOSED	PROPOSED	AMOUNT OF
CLASS OF	REGISTERED	MAXIMUM	MAXIMUM	REGISTRATION
SECURITIES TO		OFFERING	AGGREGATE	FEE (2)
BE REGISTERED		PRICE PER	OFFERING
		SHARE (1)	PRICE (2)

Common Stock	32,100,000(3)	$0.04	$93,380	$3.67

(1)	Based on the last sales price on March 29, 2006.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(3)
The number of shares listed in this table relate to only those shares originally registered for resale that have not yet been sold. Moreover, the amount of shares listed in this table do not reflect the 30:1 forward split that the registrant effected on June 10, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment is being filed to update the registrant’s financial statements and to allow those selling shareholders that did not sell the shares registered under this registration statement prior to the financial statements found herein becoming stale-dated.

This Post-Effective Amendment is registering and listing only those shares held by the selling shareholders that were originally offered under the registration statement went effective on August 4, 2008, but that have not been sold. Such number of shares is 32,100,000. However, on June 10, 2010, the registrant effected a 30:1 forward split of its issued and outstanding shares of common stock. Therefore, such unsold 32,100,000 shares are referred to herein based on the effects of such forward split on such shares, meaning that such shares registered hereunder are now equal in the aggregate to 32,100,000.

SUBJECT TO COMPLETION, Dated July                                                                           , 2010

The information in this prospectus is not complete and may be changed. The selling security holders may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion

July _____, 2010

HEALTHMED SERVICES LTD.

A NEVADA CORPORATION

32,100,000 SHARES OF COMMON STOCK OF HEALTHMED SERVICES LTD.

_________________________________

The prospectus relates to the resale to the public by certain selling shareholders of Healthmed Services Ltd. of up to 32,100,000 shares of our common stock with a par value of $0.001.

The selling shareholders will be offering their shares of common stock at a price of $0.04 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. Our stock is quoted on the Over the Counter Bulletin Board but there has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained.

We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We will pay for expenses of this offering.

The selling shareholders may be deemed to be “underwriters,” as such term is defined in the Securities Act.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page  of this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is July _____, 2010.

Prospectus Summary

Prospective investors are urged to read this prospectus in its entirety.

Corporate Background:

We were incorporated in the State of Nevada on September 14, 2000. We have not generated any revenues to date and we are a development stage company. Our primary business objective is to use communications technology to provide individuals, companies and health-provider organizations with round-the-clock telephone and web-based access to medical advice, information, products and services.  We intend to provide outsourced services to clients via our internet-based information and medical advice website and our proposed HealthMed North American call center, and will support our business partners around the globe by supplying the tools, technology and know-how required for the successful operation of a Health Information Center.

Our offices are currently located at 1250 Oakmead, #210, Sunnyvale, CA 94085. Our telephone number is (866) 428-5689. We have secured a domain name and have an operating web site. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern.

The Offering:

Securities Being Offered	Up to 32,100,000 shares of common stock.

Offering Price	The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 32,100,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	6,070,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

The summarized financial data presented below is derived from and should be read in conjunction with:

•	our audited financial statements for the years ended December 31, 2009 and December 31, 2008 and the period from September 14, 2000 (date of inception) to December 31, 2009;

•	our interim financial statements for the period ended March 31, 2010 and March 31, 2009 and the period from September 14, 2000 (date of inception) to March 31, 2010; and

•	the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis”.

		December 31, 2009 (audited)	December 31, 2008 (audited)	Three Months Ended March 31, 2010 (unaudited)	Three Months Ended March 31, 2009 (unaudited)
Cash		$8,073	2,906	4,717	9,853
Working Capital		$8,073	2,906	4,717	9,853
Total Assets		$8,073	2,906	4,717	9,853
Total Liabilities	$	Nil	Nil	Nil	Nil
Total Stockholder’ Equity(deficit)		$8,073	2,906	4,717	9,853

		December 31, 2009 (audited)	December 31, 2008 (audited)	Three Months Ended March 31, 2010 (unaudited)	Three Months Ended March 31, 2009 (unaudited)
Revenue	$	Nil	Nil	Nil	Nil
Net Income (loss)		$(19,833)	(33,614)	(3,356)	(8,053)
Income (loss) per share		$0.004	0.006	Nil	Nil

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on September 14, 2000, and have very limited operations. We have not realized any revenues to date. Our website, although operational, requires additional work prior to us being able to generate revenue. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to December 31, 2009 is $186,777. Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, testing and marketing of our website. We currently believe we are at least 24-36 months away from generating our first revenues. We may fail to generate revenues in the future. If we cannot attract a significant number of users, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

•	the actual expenditures required to be made are at or above the higher range of our estimated expenditures;

•	we incur unexpected costs in completing the development of our product or encounter any unexpected technical or other difficulties;

•	we incur delays and additional expenses as a result of technology failure;

•	we are unable to create a substantial market for our website; or

•	we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures, which are currently budgeted at $25,000 for the next 12 months.  If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to our plan of operations over the next 12 months, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

We will require additional financing to sustain our business operations if we are not successful in earning revenues. We do not currently have any arrangements for financing and may not be able to find such financing if required.

If we are unable to complete the development of our website we will not be able to generate revenues and you will lose your entire investment.

We have not completed the development of our website and we have no contracts or licenses for the sale or use of our website. The success of our business will depend on its completion and the acceptance of our website by our potential customers. Achieving such acceptance will require significant marketing investment. Our website, once developed and tested, may not be accepted by our customers at sufficient levels to support our operations and build our business. If the proposed website that we will develop is not accepted at sufficient levels, our business will fail.

Our website, when developed, may contain defects that will make it more difficult for us to establish and maintain customers.

Despite testing during development, our website may contain undetected design faults and software errors, or "bugs," that are discovered only after it has been installed and used by customers. Any such default or error could cause delays in delivering our website or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. In addition, our website has yet to gain widespread acceptance in the market, any delays would likely have a more detrimental impact on our business than if we were a more established company.

Because we have two directors, deadlocks may occur in our Board’s decision making process, which may delay or prevent critical decisions from being made.

Since we currently only have an even number of directors, deadlocks may occur when such directors disagree on a particular decision or course of action. Our Articles and By-Laws do not contain any mechanisms for resolving potential deadlocks. While our directors are under a duty to act in the best interest of our company, any deadlocks may impede the further development of our business in that such deadlocks may delay or prevent critical decisions regarding our development.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority ’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.
 Other Risks

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling shareholders and we will not receive any proceeds from the resale of the common stock by the selling shareholders. We will, however, incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell shares of our common stock at prevailing market prices on the OTC Bulletin Board or privately negotiated prices. We cannot ensure that a market for our shares will be established on the OTC Bulletin Board.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 32,100,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Rule 504 and Rule 506 of Regulation D of the Securities Act of 1933. The shares include the following:

1.
1,035,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on September 15, 2003;

2.
12,500 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on June 6, 2005; and

3.
1,287,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on March 29, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Thomas A. Todd Sr. 7721 E Gray Road #103 Scottsdale, AZ 85260	277,500	135,000	Nil	Nil
Lorrie L. Todd 9175 Camino Del Santo Scottsdale AZ 85260	290,000	120,000	Nil	Nil
Trevor E Reedy 22968 N 91st Place Scottsdale AZ 85255	75,000	75,000	Nil	Nil
Coleman L Reedy 22968 N 91st Place Scottsdale AZ 85255	75,000	75,000	Nil	Nil
Carey Robertson 20968 50th Avenue Langley BC Canada V3A 5Y8	45,000	45,000	Nil	Nil
Randy Reiss 40505 111 200 Burrard St Vancouver BC Canada V6C 3L0	30,000	30,000	Nil	Nil
Darren Hayes 8369 OK Landing Vernon BC Canada V1H 1S5	30,000	30,000	Nil	Nil
Bill Pye 2812 Dundas St Vancouver BC V5K 1R4 Canada	30,000	30,000	Nil	Nil
Darko Mrakuzic 3150 136th Street Surrey BC V4P 3C8 Canada	45,000	45,000	Nil	Nil
Marijan Mrakuzic 3150 136th Street Surrey BC V4P 3C8 Canada	30,000	30,000	Nil	Nil
Paula R Kiess 500 1080 Mainland Street Vancouver BC Canada V6B 2T4	30,000	30,000	Nil	Nil
Shawn Clarkin 10899 Chenny Lanr Delta BC Canada V4E 3L8	30,000	30,000	Nil	Nil
Dianne Scott 169 Brookwood Drive Spruce Grove AB T7X 1G6	45,000	45,000	Nil	Nil
Kenneth E Scott 208 Jespersen Avenue Spruce Grove AB T7X 2	45,000	45,000	Nil	Nil
James Dikeakos 3176 West 12th Avenue Vancouver BC Canada V6k 2E7	15,000	15,000	Nil	Nil
Angela Dikeakos 3176 West 12th Avenue Vancouver BC Canada V6K 2E7	45,000	45,000	Nil	Nil
Jesse T Reynolds 8425 Bonita Drive E Scottsdale AZ 85250	120,000	120,000	Nil	Nil
Kenneth A Atkinson 25555 Windy Walk Drive Scottsdale AZ 85255	45,000	45,000	Nil	Nil
Michelle A Emerson 25555 Windy Walk Drive Scottsdale AZ 85255	45,000	45,000	Nil	Nil
David Scott 10132 E. Capri Ave. Mesa, AZ 85255	22,500	22,500	Nil	Nil
Go Public First 3665 N Jones Blvd Las Vegas NV 89108	12,500	12,500	Nil	Nil
Total	1,382,500	32,100,000	Nil	Nil
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 6,070,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or
(2)	has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares on the OTC Bulletin Board at prevailing market prices or privately negotiated prices. There is no assurance of when, if ever, a market for our stock will be established on the OTC Bulletin Board or if our stock will ever be listed on an exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

1.	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
2.	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
3.	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
4.	contains a toll-free telephone number for inquiries on disciplinary actions;
5.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
6.	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

1.	bid and offer quotations for the penny stock;
2.	the compensation of the broker-dealer and its salesperson in the transaction;
3.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
4.	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 25,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of March 22, 2010, there were 6,070,000 shares of our common stock issued and outstanding that are held by 52 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Macdonald Tuskey has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Gruber & Company, LLC, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Overview of our Company

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

In this registration statement on Form S-1, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to shares of our common stock.

We were incorporated in the State of Nevada on September 14, 2000 under the name "Telemax Communications, Inc.”. On July 14, 2003, we changed our name to "Healthmed Services, Ltd.". We are a development stage company and have not yet generated or realized any revenues from our business operations. We have never been bankrupt, been under the control of a receiver or similar proceedings with respect to ourselves.

Our offices are currently located at 1250 Oakmead, #210, Sunnyvale, CA 94085. Our telephone number is (866) 428-5689.

Our primary business objective is to use communications technology to provide individuals, companies and health-provider organizations with round-the-clock telephone and web-based access to medical advice, information, products and services.  We intend to provide outsourced services to clients via our internet-based information and medical advice website and our proposed HealthMed North American call center, and will support our business partners around the globe by supplying the tools, technology and know-how required for the successful operation of a Health Information Center.

Effective November 10, 2008, shares of our common stock were quoted on the Over the Counter Bulletin Board.

Our Services

Initially, we intend to offer two categories of services, our online service through our HealthMed website and our call center.

Online Service – HealthMed Web Site (www.healthmedservices.net)

Through our website we intend to offer the following services:

•
Public Portal: Free interactive web site for individuals, consumers, and the general public, designed to provide health information and recommendations in simple and easy-to-use formats. This public portal will generate revenue primarily from the sale of advertising and specially-designed sponsorship programs focused around specific areas of medicine and treatments. We will not charge user fees for access to this public portal.

•
Private and Custom-Designed/Client Specific Portal – Health Information Centers: These web sites will utilize HealthMed’s web infrastructure and design, while benefitting from the customized web site that bears the client’s name and logos, and is tailored specifically for their employees. This secure private-labeled web site, powered by HealthMed and accessed through the client’s web site or intranet, will allow each employee to access their personal health records, research a variety of health and medical related topics, and give each person access to information and resources to better assist them in making personal health plan and medical treatment decisions. Private Portals generate revenue mainly through the licensing of the HealthMed web platforms and web sites, as well as fees charged for the customization and tailoring of each web site to specific client needs and requirements.

•
All of these web-based platforms will have multi-language capability, providing the user with the ability to select the language they prefer to view, including English, Spanish, French, Italian, German, Russian, Chinese, and Arabic.

•
HealthMed is currently working with Kline Interactive, a Scottsdale, Arizona, web and internet platform development company, to re-design and re-launch the HealthMed public and private internet portals/sites.

HealthMed Call Centers – Outsource Services

Through our call centers we intend to offer the following services:

•
We intend to provide a full line of health information services from our  planned  call centers in North America, Latin America and Europe on a per call or a captivated basis by telephone and Internet to payers, providers and end-users of medical services.

•	These services will be provided through qualified third-party call centers specializing in the health information and medical assistance industries.

•	The call centers will also provide their services in the multiple languages mentioned above.

The Marketplace

Domestic Market Overview

The U.S. Health Care Information market has grown to its current size as projected in the following studies:

•
Today there are over 125 million members paying on average $6.00 each per year for core services.  In addition, there are more than 300 systems installed in hospitals and insurance companies, providing services valued at over $300 million. Merrill Lynch correctly estimated this demand management industry growth at more than 25% per year.

Even five years ago, the thought of hopping on the internet to make decisions about personal healthcare seemed progressive if not foreign to most.  Now, online trends are showing that using the internet to find healthcare information has become the norm.  According to National Research and the Healthcare Market Guide (HCMG) survey, the following findings and trends show tremendous potential for internet-based health information and service providers:

•	4 out of 10 Americans are using the internet to find information about healthcare. That’s up from an average of only 1 in 10 in 2001 and demonstrates that e-health activity is surging.

•
8 out of 10 HCMG survey respondents reported that they would go online at some point in the future for healthcare information.  This is easy to believe when popular health information websites like WebMD are fast becoming reliable, experienced information sources that have stood the test of time (WebMD turns 10 next year).

•	New sites like FamilyDoctor.org and Healthline.com also pack a punch when it comes to searchable health information.

•	41.4% of those over the age of 65 are using the internet for general health services compared to 37.6% of respondents under the age of 34.

•	Those who live in a household that earns over $100,000 per year are more likely (nearly 1 in 2) to use the internet to find health information.

•	Those in Southern states used the internet less for general health services information (36%) than those in the Mountain West (43%).

•
Pacific Coast residents found their physician information online (36%) more than those in the upper Midwest (26%).  Despite these disparages, for the most part all states had a significant amount of residents who were online making health decision and seeking information.

It seems that more Americans will continue to use the internet as a healthcare resource in the future. After eliminating the partial overlap between subscribers and those with access to subsidized programs we estimate that approximately half of the US population currently has access to these programs.

International Market Overview

Management of our company believes that the greatest potential for the growth of our company is from providing our services internationally, including developing countries that are experiencing rapid economic and population growth.

Insurance companies, employers and healthcare providers in these countries are striving to provide basic levels of care at a reasonable cost. Governments worldwide are being asked to improve access to care while simultaneously facing budget cuts and spending caps. Yet while half of U.S. citizens are now enrolled in some type of demand management program, such programs are virtually non-existent in the majority of developing countries. Our studies indicate that demand management programs can be successfully replicated in both private and public healthcare systems abroad, and that a large pool of international donor funding exists to support such efforts.  In fact, a study conducted by the Americas HealthNet Committee with cooperation from the Pan American Health Organization identified over $3 billion of funds outstanding from multilateral donor institutions for health sector reform in Latin America alone.

There are no accurate figures for the health information segment of the global health care industry, but we extrapolate from US figures that it exceeds $2.5 billion per year.

Potential Customers

While we anticipate that we will be competitive in all aspects of the domestic and international market for health information services, we see our greatest opportunities in the following areas:

Public Portals

We believe that our HealthMed website will offer a significant and beneficial channel for advertisers and sponsors to directly reach their core targeted customers, be it the entire web audience or specific consumers and groups of consumers, based on their areas of interest and needs. This targeted advertising channel is a proven cutting-edge tool for advertisers to reach their audiences in a cost-effective and measurable way. Through website metrics, including page views and click-through tracking, each advertiser will have an effective reporting tool that accompanies every advertising campaign with their HealthMed advertising programs. Similar advertising and metrics tracking programs are used throughout the internet, including search-engine giants Google and Yahoo.

Private and Custom-Designed/Client Specific Portal & Call Centers – Health Information Centers

Medical-oriented websites and call center services offer savings that average four times the cost of services to insurers, HMOs, PPOs and self-insured employers by redirecting subscribers away from expensive emergency rooms to more appropriate levels of care. Payers constitute the bulk of the present $950 million market. The existing competitors for this business in the U.S., but not abroad, are well entrenched. We see the following opportunities for our company:

1.
Self Insured Employers - Employers, except for the very largest, are generally unaware of their ability to use the same cost cutting measures employed by the insurance industry because it has been difficult for the health information services to reach them. We offer on a subscription basis a suite of health information services in a convenient booklet format that is particularly applicable to this untapped market segment. Our distributor network will include third party administrators (TPAs), trade associations and employer coalitions as well as consultants and allied companies specializing in related services such as worker’s compensation.

2.
Travel Services - Insurance companies and others offering health cost protection for travelers are particularly vulnerable to unnecessary use of emergency rooms and out-of-network services. We intend to combine medical advice and referrals in a package that specifically targets this population. Our distributor network will include medical referral organizations as well as our own operators of our services abroad.

3.
Insurance Companies, HMOs, and PPOs - While virtually all large players in the US market have come to recognize the value of demand management, the market outside of the U.S., Canada and the British Commonwealth remains virtually untapped. We, therefore, will be able to offer international business partners market initiator status in their territories and the opportunity to capture the market for our suite of health information services. Our development of the most advanced application service provider (ASP) programs will put us in a unique position to seize international market share limited only by our ability to mobilize the necessary resources.

Our ASP will provide three powerful tools for our distributors to penetrate the mature domestic payer market. First it will provide a 30% price advantage over the competition along with the flexibility to customize outsourced services to the needs of large insurers. Second, it will provide an opportunity to install their own systems, supported by the our central processor and outsource selected program elements to us to maximize efficiency. Third our proposed accreditation by the American Health care Accreditation Commission (URAC) gives us direct access to the HMOs and others that have sought this prized accreditation in their own fields. We intend to develop alliances with health industry consultant firms to pursue this opportunity.

Providers

Hospitals and Medical Practices currently utilize a wide range of web sites and call center resources for health information services to attract more clients to their services through inbound and outbound programs directed at their target communities. Nurse triage and referral brings the patients to the facility. Health information, wellness, disease management, follow-up and outcomes measurement rationalize the treatment process and make it more efficient for all. After-hours triage programs mitigate the need for medical personnel to be on-call. While many of the larger institutions in the US, but not abroad, already outsource or operate their own installed systems, we see the following opportunities for our company:

1.
Medical Practices - The average number of after-hours calls referred to physicians by their answering services varies from less than ten per month for some specialists to more than 60 for some pediatricians. The average price per call of over $20 that prevails in the industry has limited the applicability of outsourced nurse triage to this situation. Because of the flexibility of our software, we intend to develop streamlined protocols specifically for this market and, by doing so, will be able to reduce costs by 50% thereby opening a nationwide market for our future Med-Dial™ program.

2.
Hospitals - There are over 300 installed systems in hospitals in the US today, yet dissatisfaction with existing systems is rampant. This is especially true of the most-used CENTRAMAX system originally installed by National Health Enhancement Systems, subsequently purchased by McKesson HBOC. This conglomerate now emphasizes its outsourced services through its Access Call Center rather than support for the legacy CENTRAMAX system. We intend to roll out our less costly, more flexible ASP system in the US market in the third quarter of 2010. We expect to develop marketing alliances with leading consultants, providers of hospital supplies and cost containment services to support this campaign.

Internationally, our extensive marketing surveys have demonstrated that the demand for web-based as well as installed systems in large medical institutions abroad is as strong as it has been in the US.  We predict that the use of customized web sites and the installation of systems, either directly or through local concession partners, will serve as a major profit center constrained only by our resource base.

End-Users

The largest market for our services lies with the 130 million uncovered Americans and the countless number of international citizens who do not yet benefit from the above programs. Frequently, these individuals lack an informed basis for making health care decisions. Demand for health information has made it one of the Internet’s most visited sectors (55% of all American adults online search for healthcare information, according to a Pen Internet / American Life Project study from November 2000), yet studies have consistently shown that when people get health information on the web, they want to chat with a health professional about it. This transaction provides a revenue source for web based and telephone based services alike. We intend to provide this transaction to end-users on either a per-call or annual subscription basis in which case we will frequently bundle the services with information on complementary medicines, discount drug programs and other incentives. We intend to approach the following niche markets:

1.
The Uninsured - The most recent US Census Bureau data indicate that there are 42.6 million people in the US today without medical insurance. In most other countries more than 85% of the population rely on socialized medical programs characterized by slow service and long waits. In a trend likely to spread globally, the National Health Service of Great Britain and several Provinces of Canada currently are attacking this problem by installing their own centers.

2.
The Elderly - According to the Census Bureau’s “Middle Series”, the US elderly population will more than double between 2000 and 2050 to 80 million. The most explosive growth in the US and abroad will occur within the next fifteen years.

3.
Hispanics - The Spanish-speaking population of the US is now over 32 million. Of these the Census Bureau estimates that 33% lack health insurance and that the percentage of the elderly population who are Hispanics will grow from 4% to 16%. All over the world there is a similar need for fully integrated programs in the appropriate language as offered by our company, rather than merely furnishing bi-lingual nurses, as other services do.

4.
Travelers - According to the Travel Industry Association of America, more than one billion personal trips occur each year in the US and more than 50 million international travelers visit the US. Close to one billion nights (hotel nights) of occupancy take place. One of our partners, TravelCare Health Services, Inc., has found that in-room medical assistance is requested in approximately 0.16% of occupied hotel room nights, generating 1.3 million calls and doctor’s visits annually. A call to our service helps the traveler determine the appropriate response to his particular condition and can allow for an expedited doctor visit to his site if required.

The Connected Health Marketplace

While this growth was underway, we planned to build the technology, infrastructure and distribution network to seize these vast opportunities.  We have positioned ourselves as a central player in the "Connected Health Marketplace" that is transforming health care systems globally.  Cap Gemini Ernst & Young describes the characteristics of this marketplace in its year 2000 White Paper “Evolving to a Connected Health Marketplace: Technology-Enabled Change in the U.S. Health Care System”:

“It is not a question of whether the health industry will adopt emerging technologies, but when. The existence of enabling technology, combined with market forces, mandate that health organizations join the connected economy.”

“Those organizations within the health care industry that choose to adopt an early mover position will have the opportunity to shape the dialogue on the evolution of the Connected Health Marketplace…In doing so they will reap rewards of competitive advantage.”

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.

We have filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. This site contains information statements and other information regarding issuers that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Description of Property

Our executive office is located at 1250 Oakmead, #210, Sunnyvale, CA 94085. We rent approximately 100 square feet at a cost of $500 per month. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future. When and if we require additional space, we intend to move at that time.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Market Price of and Dividends on the Registrant’s

Common Equity and Related Stockholder Matters

Our common shares are quoted on the Over-the-Counter Bulletin Board under the symbol “HEME.” The following quotations, obtained from Yahoo Finance, reflect the high and low bids for our common shares based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
December 31, 2009	$N/A(2)	$N/A(2)
September 30, 2009	$N/A(2)	$N/A(2)
June 30, 2009	$N/A(2)	$N/A(2)
March 31, 2009	$0.10	$0.10
December 31, 2008	$0.40	$0.20
September 30, 2008	$N/A(2)	$N/A(2)
June 30, 2008	$N/A(2)	$N/A(2)
March 31, 2008	$N/A(2)	$N/A(2)
December 31, 2007	$N/A(2)	$N/A(2)

(1)     Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.
(2)     Effective November 10, 2008, shares of our common stock were quoted on the Over the Counter Bulletin Board.

Our shares are issued in registered form. Holladay Stock Transfer Inc., 2939 N. 67th Street, Scottsdale, AZ 85251 (Telephone: (480) 481-3940.; Facsimile: (480) 481-3941) is the registrar and transfer agent for our common and preferred shares.

Stockholders of Our Common Shares

As of March 22, 2010, we have 52 registered shareholders.

Rule 144 Shares
The resale of shares that are held by our affiliates and the resale of shares that are held by non-affiliates for a period of six months are governed by the following requirements of Rule 144 of the Securities Act.

In general, under Rule 144, a person (or persons whose shares are aggregated) who is an affiliate and who has beneficially owned shares of our common stock for at least six months, would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which as of May 31, 2010 60,700 shares; or

•	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing notice on Form 144 with respect to such sale.

Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

In general, pursuant to Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale of shares of our common stock, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the current public information requirement.

Rule 144 also provides that affiliates that sell our common shares that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this Prospectus.

All of the outstanding restricted shares of common stock as of March 22, 2010 are eligible for resale under Rule 144, although 3,739,000 of such shares are owned by affiliates.

Stock Option Grants

To date, we have not granted any stock options.

Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

We currently do not have any stock option or equity compensation plans or arrangements.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.
Audited financial statements for the periods ending December 31, 2009 and December 31, 2008 and unaudited interim financial statements for the periods ending March 31, 2010 and March 31, 2009 including:

	a.	Balance Sheet;

	b.	Statement of Operation;

	c.	Statement of Stockholders’ Equity;

	d.	Statement of Cash Flows; and

	e.	Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

HealthMed Services LTD.

(A Development Stage Company)

We have audited the accompanying balance sheets of HealthMed Services LTD. (A Development Stage Company) as of December 31, 2009 and December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2009 and December 31, 2008 and from September 14, 2000 (inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HealthMed Services LTD. (A Development Stage Company) as of December 31, 2009 and December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2009 and December 31, 2008 and from September 14, 2000 (inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has an accumulated deficit of $186,777, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gruber & Company, LLC

Gruber & Company, LLC
Lake Saint Louis, Missouri
July 13, 2010

HEALTHMED SERVICES LTD
(Development Stage Company)

Balance Sheets

	December 31,	December 31,
	2009	2008

ASSETS

Current Assets
Cash	$ 8,073	$ 2,906

Total Assets	$ 8,073	$ 2,906

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts Payable	$ -	$ -

Total Liabilities	-	-

Stockholders' Equity

Common Stock, authorized
25,000,000 shares, par value
$0.001, issued and outstanding on
December 31, 2009 and 2008
is 6,070,000 and 6,070,000
respectively	6,072	6,072

Paid in Capital	188,778	163,778

Deficit Accumulated During the
Development Stage	(186,777)	(166,944)

Total Stockholders' Equity	8,073	2,906

Total Liabilities and Stockholders' Equity	$ 8,073	$ 2,906

The accompanying notes are an integral part of these statements

HEALTHMED SERVICES LTD
(Development Stage Company)

Statements of Operations

					September 14,
	Three Months Ended		Year Ended		2000 (Inception)
	December 31,		December 31,		to December 31,
	2009	2008	2009	2008	2009

Revenue	$ -	$ -	$ -	$ -	$ -

Expenses
General and Administrative	1,009	1,845	4,454	5,487	33,471
Professional Fees	2,900	2,900	15,379	19,700	56,279
Consulting Fees	-	-	-	8,427	97,027

Total Expenses	3,909	4,745	19,833	33,614	186,777

Net (Loss) Before Taxes	(3,909)	(4,745)	(19,833)	(33,614)	(186,777)

Provision for Income Tax	-	-	-	-	-

Net (Loss)	$ (3,909)	$ (4,745)	$ (19,833)	$ (33,614)	$ (186,777)

Basic and Diluted
(Loss) per Share	a	a	a	a

Weighted Average
Number of Shares	6,070,000	6,070,000	6,070,000	6,070,000

The accompanying notes are an integral part of these statements

HEALTHMED SERVICES LTD
(Development Stage Company)

Statements of Stockholders Equity

September 14, 2000 Inception to December 31, 2009
						Deficit
						Accumulated
						During the
	Price	Common Stock		Paid in	Subscriptions	Development	Total
	Per Share	Shares	Amount	Capital	Receivable	Stage	Equity
Balance, September 14, 2000	-	-	$ -	$ -	$ -	$ -	$ -

Contributed Capital				100			100
Net (Loss)						(1,411)	(1,411)

Balance, December 31, 2000		-	-	100	-	(1,411)	(1,311)

Net (Loss)						(200)	(200)

Balance, December 31, 2001		-	-	100	-	(1,611)	(1,511)

Net (Loss)						(400)	(400)

Balance, December 31, 2002		-	-	100	-	(2,011)	(1,911)

Common Shares issued to
founders for cash April 20, 2003	$0.002	3,000,000	3,000	4,000			7,000
Common Shares issued for
cash in private placement
October 1, 2003	$0.017	1,500,000	1,500	23,500			25,000

Net (Loss)						(29,936)	(29,936)

Balance, December 31, 2003		4,500,000	4,500	27,600	-	(31,947)	153

Common Shares issued for
cash in private placement
on November 3, 2004	$0.20	22,500	23	4,477			4,500
on November 4, 2004	$0.20	22,500	23	4,477			4,500
on December 27, 2004	$0.20	125,000	125	24,875			25,000
Common Shares issued for service	$0.20	12,500	13	2,487			2,500
Contributed Capital				6,250			6,250

Net (Loss)						(22,571)	(22,571)

Balance, December 31, 2004		4,682,500	4,684	70,166	-	(54,518)	20,332

Common Shares Subscribed
in 504 offering	$0.04	1,088,500	1,089	42,451	(43,540)		-
Contributed Capital				25,000			25,000

Net (Loss)						(39,199)	(39,199)

Balance, December 31, 2005		5,771,000	5,773	137,617	(43,540)	(93,717)	6,133

Common Shares Issued and Cash
received in 504 offering net of
$5,500 offering costs	$0.04	299,000	299	6,161	43,540		50,000

Net (Loss)						(29,095)	(29,095)

Balance, December 31, 2006		6,070,000	6,072	143,778	-	(122,812)	27,038

Net (Loss)						(10,518)	(10,518)

Balance, December 31, 2007		6,070,000	6,072	143,778	-	(133,330)	16,520

Contributed Capital				20,000			20,000

Net (Loss)						(33,614)	(33,614)

Balance, December 31, 2008		6,070,000	6,072	163,778	-	(166,944)	2,906

Contributed Capital				25,000			25,000

Net (Loss)						(19,833)	(19,833)

Balance, December 31, 2009		6,070,000	$6,072	$188,778	$ -	$ (186,777)	$ 8,073

On October 2, 2003 the Company executed a 3 to 1 forward stock split and on October 15, 2005 executed a 1:2 reverse stock split.
These splits have been retroactively applied to this schedule including the impact on price per share.

The accompanying notes are an integral part of these statements

HEALTHMED SERVICES LTD

Statements of Cash Flows

					September 14,
	Three Months Ended		Year Ended		2000 (Inception)
	December 31,		December 31,		to December 31,
	2009	2008	2009	2008	2009
Operating Activities

Net (Loss)	$(3,909)	$(4,745)	$(19,833)	$(33,614)	$ (186,777)
Increase in Accounts Payable
Decrease in Accounts Payable	-	-	-	-	-
Decrease in Loans Payable	-	-	-	-	-

Net Cash (Used) by Operating Activities	(3,909)	(4,745)	(19,833)	(33,614)	(186,777)

Financing Activities

Proceeds from contributed Capital	10,000	-	25,000	20,000	70,000
Proceeds from sale of Common Stock	-	-	-	-	124,850

Cash Provided by Financing Activities	10,000	-	25,000	20,000	194,850

Net Increase in Cash	6,091	(4,745)	5,167	(13,614)	8,073

Cash, Beginning of Period	1,982	7,651	2,906	16,520	-

Cash, End of Period	$ 8,073	$ 2,906	$ 8,073	$ 2,906	$ 8,073

Supplemental Information:
Interest Paid	$ -	$ -	$ -	$ -	$ -
Income Taxes Paid	$ -	$ -	$ -	$ -	$ -

The accompanying notes are an integral part of these statements

Healthmed Services, LTD.
(A Development Stage Company)

NOTES TO AUDITED FINANCIAL STATEMENTS
(December 31, 2009 and 2008)

NOTE 1.                      GENERAL ORGANIZATION AND BUSINESS

Healthmed Services, LTD (The Company) was incorporated on September 14, 2000 as Telemax Communications, Inc, under the laws of the State of Nevada.  On July 14, 2003 the Company changed its name to Healthmed Services.  The Company has no operations and in accordance with Accounting Standards Codification (ASC) Topic 915 is considered to be in the development stage.

NOTE  2.                      SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Cash Balances

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC).  This government corporation insured balances up to $100,000 through October 13, 2008.  As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account.  This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009.

All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2009.  On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor.  Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.  There are no diluted shares outstanding.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of December 31, 2009.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under ASC 740 “Income Taxes” which requires the use of an asset and liability approach in accounting for income taxes.

The standard requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.  The Company has not issued any potentially dilutive common shares.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) issued Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles which makes the Accounting Standards Codification (ASC) the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities for interim and annual periods ending after September 15, 2009.  Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.

The adoption of ASC Topic 105 did not have a material impact on the Company’s financial position, cash flows or result of operations.  Other recently issued or adopted accounting pronouncements are not expected to have, or did not have, a material effect on the Company’s operations or financial position.
NOTE 3.                      INCOME TAXES:

The Company provides for income taxes under ASC 740 “Income Taxes” which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.
The standard requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the

Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $41,091 which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $186,777.  The total valuation allowance is a comparable $41,091.  Details for the Years ended December 31, 2009 and 2008 follow:

	December 31,	December 31,
	2009	2008
Deferred Tax Asset	$ 4,363	$ 7,395
Valuation Allowance	(4,363)	(7,395)
Current Taxes Payable	-	-

Income Tax Expense	$ -	$ -

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year	Amount	Expiration
2000	$ 1,805	2020
2001	92	2021
2002	114	2022
2003	29,936	2023
2004	22,571	2024
2005	39,199	2025
2006	29,095	2026
2007	10,518	2027
2008	33,614	2028
2009	19,833	2029

Total	$186,777

The Company has filed no income tax returns since inception.

NOTE 4.STOCKHOLDERS’ EQUITY

Common Stock

On December 5, 2002 the company received $100 contributed capital from its founder.

On April 20, 2003, the Company issued 2,000,000 pre-split shares of its $0.001 par value common stock for $7,000 cash to the founders of the Company.

On September 22, 2003, the Company completed an unregistered private offering under the Securities Act of 1933, as amended.  Relying upon the exemption from registration afforded by sections 4(2) and 3(b) and regulation D promulgated there under.  The Company sold 1,000,000 shares of its $0.001 par value common stock at a price of $0.025 per share for $25,000 cash.

On October 1, 2003, the Company executed a 3 to 1 forward stock split.  The Outstanding shares increased from 3,000,000 shares to 9,000,000 shares.  The statement of stockholders equity retroactively reflects the impact of this split.

On November 3, November 4 and December 27, 2004 the company issued 45,000 shares, 45,000 shares and 250,000 shares respectively of its $0.001 par value common stock at $0.10 per share for $34,000 cash.  These shares were also issued in an unregistered private offering as described above.

On November 3, 2004 the company issued 25,000 shares for consulting services valued at $2,500.

During the year 2004 the Company also received $6,250 cash in contributed capital from its founder.

On March 11, 2005 the Company received $25,000 cash in contributed capital from its founder.

On October 15, 2005 the company executed a 1:2 reverse stock split leaving a balance of 4,682,500 shares outstanding prior to the 504 offering.  The Statement of Stockholders’ Equity retroactively reflects the impact of this split.

During November and December 2005 the company received subscriptions for 1,088,500 common shares of stock for $43,540 subscriptions receivable in a Regulation 504 offering.

On January 25, 2006 the Company issued and additional 299,000 common shares at $0.04 per share in a Regulation 504 offering.  The Company received $50,000 cash (net of $5,500 offering costs) that included receipt for payment of the $43,540 subscriptions receivable and an additional $6,460.

On June 16, 2008 the Company received $10,000 cash in contributed capital from its founder.

On August 21, 2008 the Company received $10,000 cash in contributed capital from its founder.

On February 18, 2009, March 16, 2009 and November 3, 2009 the Company received $5,000, $10,000 and $10,000 cash in contributed capital respectively from its founder.

NOTE 5.                      RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available.  They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE  6.                       GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in the notes to the financial statements, the Company has no established source of revenue.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing.  It has sustained losses in all previous reporting periods with an inception to date loss of $186,777.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE  7.                       RECENTLY ISSUED ACCOUNTING STANDARDS
On July 1, 2009, we adopted authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) on business combinations.  The guidance retains the fundamental requirements that the acquisition method of accounting (previously referred to as the purchase method of accounting) be used for all business combinations, but requires a number of changes, including changes in the way assets and liabilities are recognized and measured as a result of business combinations. It also requires the capitalization of in-process research and development at fairvalue and requires the expensing of acquisition-related costs as incurred. Adoption of the new guidance did not have a material impact on our financial statements.

On July 1, 2009, we adopted the authoritative guidance issued by the FASB that changes the accounting and reporting for non-controlling interests. Non-controlling interests are to be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control are to be accounted for as equity transactions. In addition, net income attributable to a non-controlling interest is to be included in net income and, upon a loss of control, the interest sold, as well as any interest retained, is to be recorded at fair value with any gain or loss recognized in net income. Adoption of the new guidance did not have a material impact on our financial statements.

On July 1, 2009, we adopted the authoritative guidance on fair value measurement for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Adoption of the new guidance did not have a material impact on our financial statements.

In June 2009, the FASB issued authoritative guidance on the consolidation of variable interest entities, which is effective for us beginning January 1, 2010. The new guidance requires revised evaluations of whether entities represent variable interest entities, ongoing assessments of control over such entities, and additional disclosures for variable interests. We believe adoption of this new guidance will not have a material impact on our financial statements.

NOTE  8.                       SUBSEQUENT EVENTS REVIEW

The Company has evaluated subsequent events through the time the December 31, 2009 Form 10-K was filed with the Securities and Exchange Commission on March 9, 2010, which is the date the financial statements were issued.  No events have occurred subsequent to December 31, 2009 that require disclosure or recognition in these financial statements.

HEALTHMED SERVICES LTD
(Development Stage Company)

Balance Sheets

	March 31,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash	$ 4,717	$ 8,073

Total Assets	$ 4,717	$ 8,073

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts Payable	$ -	$ -

Total Liabilities	-	-

Stockholders' Equity

Common Stock, authorized
25,000,000 shares, par value
$0.001, issued and outstanding on
March 31, 2010 and December 31,
2009 is 6,070,000 and 6,070,000
respectively	6,072	6,072

Paid in Capital	188,778	188,778

Subscriptions Receivable	-	-

Deficit Accumulated During the
Development Stage	(190,133)	(186,777)

Total Stockholders' Equity	4,717	8,073

Total Liabilities and Stockholders' Equity	$ 4,717	$ 8,073

The accompanying notes are an integral part of these statements

HEALTHMED SERVICES LTD
(Development Stage Company)

Statements of Operations
(Unaudited)

			September 14,
	Three Months Ended		2000 (Inception)
	March 31,		to March 31,
	2010	2009	2010

Revenue	$ -	$ -	$ -

Expenses
General and Administrative	1,731	3,303	35,202
Professional Fees	1,625	4,750	57,904
Consulting Fees	-	-	97,027

Total Expenses	3,356	8,053	190,133

Net (Loss) Before Taxes	(3,356)	(8,053)	(190,133)

Provision for Income Tax	-	-	-

Net (Loss)	$ (3,356)	$ (8,053)	$ (190,133)

Basic and Diluted
(Loss) per Share	a	a

Weighted Average
Number of Shares	6,070,000	6,070,000

a = Less than ($0.01) per share

The accompanying notes are an integral part of these notes

HEALTHMED SERVICES LTD
(Development Stage Company)

Statements of Stockholders Equity
(Unaudited)

September 14, 2000 Inception to March 31, 2010
						Deficit
						Accumulated
						During the
	Price	Common Stock		Paid in	Subscriptions	Development	Total
	Per Share	Shares	Amount	Capital	Receivable	Stage	Equity
Balance, September 14, 2000	-	-	$ -	$ -	$ -	$ -	$ -

Contributed Capital				100
Net (Loss)						(1,411)	(1,411)

Balance, December 31, 2000		-	-	100	-	(1,411)	(1,411)

Net (Loss)						(200)	(200)

Balance, December 31, 2001		-	-	100	-	(1,611)	(1,611)

Net (Loss)						(400)	(400)

Balance, December 31, 2002		-	-	100	-	(2,011)	(1,911)

Common Shares issued to
founders for cash April 20, 2003	$0.002	3,000,000	3,000	4,000			7,000
Common Shares issued for
cash in private placement
October 1, 2003	$0.017	1,500,000	1,500	23,500			25,000

Net (Loss)						(29,936)	(29,936)

Balance, December 31, 2003		4,500,000	4,500	27,600	-	(31,947)	153

Common Shares issued for
cash in private placement
on November 3, 2004	$0.20	22,500	23	4,477			4,500
on November 4, 2004	$0.20	22,500	23	4,477			4,500
on December 27, 2004	$0.20	125,000	125	24,875			25,000
Common Shares issued for service	$0.20	12,500	13	2,487			2,500
Contributed Capital				6,250			6,250

Net (Loss)						(22,571)	(22,571)

Balance, December 31, 2004		4,682,500	4,684	70,166	-	(54,518)	20,332

Common Shares Subscribed
in 504 offering	$0.04	1,088,500	1,089	42,451	(43,540)		-
Contributed Capital				25,000			25,000

Net (Loss)						(39,199)	(39,199)

Balance, December 31, 2005		5,771,000	5,773	137,617	(43,540)	(93,717)	6,133

Common Shares Issued and Cash
received in 504 offering net of
$5,500 offering costs	$0.04	299,000	299	6,161	43,540		50,000

Net (Loss)						(29,095)	(29,095)

Balance, December 31, 2006		6,070,000	6,072	143,778	-	(122,812)	27,038

Net (Loss)						(10,518)	(10,518)

Balance, December 31, 2007		6,070,000	6,072	143,778	-	(133,330)	16,520

Contributed Capital				20,000			20,000

Net (Loss)						(33,614)	(33,614)

Balance, December 31, 2008		6,070,000	6,072	163,778	-	(166,944)	2,906

Contributed Capital				25,000			25,000

Net (Loss)						(19,833)	(19,833)

Balance, December 31, 2009		6,070,000	6,072	188,778	-	(186,777)	8,073

Net (Loss)						(3,356)	(3,356)

Balance, March 31, 2010		6,070,000	$ 6,072	$ 188,778	$ -	$ (190,133)	$ 4,717

On October 2, 2003 the Company executed a 3 to 1 forward stock split and on October 15, 2005 executed a 1:2 reverse stock split.
These splits have been retroactively applied to this schedule including the impact on price per share.

The accompanying notes are an integral part of these statements

HEALTHMED SERVICES LTD

Statements of Cash Flows
(Unaudited)

			September 14,
	Three Months Ended		2000 (Inception)
	March 31,		to March 31,
	2010	2009	2010
Operating Activities

Net (Loss)	$ (3,356)	$(8,053)	$ (190,133)
Increase in Accounts Payable
Decrease in Accounts Payable	-	-	-
Decrease in Loans Payable	-	-	-

Net Cash (Used) by Operating Activities	(3,356)	(8,053)	(190,133)

Financing Activities

Proceeds from contributed Capital	-	15,000	70,000
Proceeds from sale of Common Stock	-	-	124,850

Cash Provided by Financing Activities	-	15,000	194,850

Net Increase in Cash	(3,356)	6,947	4,717

Cash, Beginning of Period	8,073	2,906	-

Cash, End of Period	$ 4,717	$ 9,853	$ 4,717

Supplemental Information:
Interest Paid	$ -	$ -	$ -
Income Taxes Paid	$ -	$ -	$ -

The accompanying notes are an integral part of these statements

Healthmed Services, Ltd.
(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(March 31, 2010 and December 31, 2009)

NOTE 1.                      GENERAL ORGANIZATION AND BUSINESS

Healthmed Services, LTD (The Company) was incorporated on September 14, 2000 as Telemax Communications, Inc, under the laws of the State of Nevada.  On July 14, 2003 the Company changed its name to Healthmed Services.  The Company has no operations and in accordance with Accounting Standards Codification (ASC) Topic 915 is considered to be in the development stage.

NOTE  2.                      SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Cash Balances

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC).  This government corporation insured balances up to $100,000 through October 13, 2008.  As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account.  This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009.

All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2009.  On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor.  Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of March 31, 2010.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under ASC 740 “Income Taxes” which requires the use of an asset and liability approach in accounting for income taxes.

The standard requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.  The Company has not issued any potentially dilutive common shares.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

NOTE 3.                      INCOME TAXES:

The Company provides for income taxes under ASC 740 “Income Taxes” which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

The standard requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $41,829 which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $190,133.  The total valuation allowance is a comparable $41,829.  Details for the period ended March 31, 2010 and the year ended December 31, 2009:

	March 31,	December 31,
	2010	2009
Deferred Tax Asset	$ 738	$ 4,363
Valuation Allowance	(738)	(4,363)
Current Taxes Payable	-	-

Income Tax Expense	$ -	$ -

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year	Amount	Expiration
2000	$ 1,805	2020
2001	92	2021
2002	114	2022
2003	29,936	2023
2004	22,571	2024
2005	39,199	2025
2006	29,095	2026
2007	10,518	2027
2008	33,614	2028
2009	19,833	2029
YTD 2010	3,356	2030

Total	$ 190,133

The Company has filed no income tax returns since inception.

NOTE 4.STOCKHOLDERS’ EQUITY

Common Stock
On December 5, 2002 the company received $100 contributed capital from its founder.

On April 20, 2003, the Company issued 2,000,000 pre-split shares of its $0.001 par value common stock for $7,000 cash to the founders of the Company.

On September 22, 2003, the Company completed an unregistered private offering under the Securities Act of 1933, as amended.  Relying upon the exemption from registration afforded by sections 4(2) and 3(b) and regulation D promulgated there under.  The Company sold 1,000,000 shares of its $0.001 par value common stock at a price of $0.025 per share for $25,000 cash.

On October 1, 2003, the Company executed a 3 to 1 forward stock split.  The Outstanding shares increased from 3,000,000 shares to 9,000,000 shares.  The statement of stockholders equity retroactively reflects the impact of this split.

On November 3, November 4 and December 27, 2004 the company issued 45,000 shares, 45,000 shares and 250,000 shares respectively of its $0.001 par value common stock at $0.10 per share for $34,000 cash.  These shares were also issued in an unregistered private offering as described above.

On November 3, 2004 the company issued 25,000 shares for consulting services valued at $2,500.

During the year 2004 the Company also received $6,250 cash in contributed capital from its founder.

On March 11, 2005 the Company received $25,000 cash in contributed capital from its founder.

On October 15, 2005 the company executed a 1:2 reverse stock split leaving a balance of 4,682,500 shares outstanding prior to the 504 offering.  The Statement of Stockholders’ Equity retroactively reflects the impact of this split.

During November and December 2005 the company received subscriptions for 1,088,500 common shares of stock for $43,540 subscriptions receivable in a Regulation 504 offering.

On January 25, 2006 the Company issued and additional 299,000 common shares at $0.04 per share in a Regulation 504 offering.  The Company received $50,000 cash (net of $5,500 offering costs) that included receipt for payment of the $43,540 subscriptions receivable and an additional $6,460.

On June 16, 2008 the Company received $10,000 cash in contributed capital from its founder.

On August 21, 2008 the Company received $10,000 cash in contributed capital from its founder.

On February 18, 2009, March 16, 2009 and November 3, 2009 the Company received $5,000, $10,000 and $10,000 cash in contributed capital respectively from its founder.

NOTE 5.                      RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available.  They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE  6.                       GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in the notes to the financial statements, the Company has no established source of revenue.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing.  It has sustained losses in all previous reporting periods with an inception to date loss of $190,133.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE  7.                       RECENTLY ISSUED ACCOUNTING STANDARDS

In June 2009, the Financial Accounting Standards Board (FASB) issued Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles which makes the Accounting Standards Codification (ASC) the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities for interim and annual periods ending after September 15, 2009.  Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.

On July 1, 2009, we adopted authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) on business combinations.  The guidance retains the fundamental requirements that the acquisition method of accounting (previously referred to as the purchase method of accounting) be used for all business combinations, but requires a number of changes, including changes in the way assets and liabilities are recognized and measured as a result of business combinations. It also requires the capitalization of in-process research and development at fair value and requires the expensing of acquisition-related costs as incurred. Adoption of the new guidance did not have a material impact on our financial statements.

On July 1, 2009, we adopted the authoritative guidance issued by the FASB that changes the accounting and reporting for non-controlling interests. Non-controlling interests are to be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control are to be accounted for as equity transactions. In addition, net income attributable to a non-controlling interest is to be included in net income and, upon a loss of control, the interest sold, as well as any interest retained, is to be recorded at fair value with any gain or loss recognized in net income. Adoption of the new guidance did not have a material impact on our financial statements.

On July 1, 2009, we adopted the authoritative guidance on fair value measurement for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Adoption of the new guidance did not have a material impact on our financial statements.

In June 2009, the FASB issued authoritative guidance on the consolidation of variable interest entities, which is effective for us beginning January 1, 2010. The new guidance requires revised evaluations of whether entities represent variable interest entities, ongoing assessments of control over such entities, and additional disclosures for variable interests. We believe adoption of this new guidance will not have a material impact on our financial statements.

Management’s Discussion and Analysis of Financial

Condition and Results of Operations

Overview

You should read the following discussion of our financial condition and results of operations together with the audited financial statements, unaudited financial statements and the notes thereto included elsewhere in this filing prepared in accordance with accounting principles generally accepted in the United States. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

We do not expect any material changes in the number of employees over the next 12 month period (although we may enter into employment or consulting agreements with our officers or directors). We do and will continue to outsource contract employment as needed.

Results of Operations

For the Year Ending December 31, 2009 and 2008

	Year Ended December 31
	2009		2008
Revenue	$	Nil	$	Nil
Operating Expenses		$19,833		$33,614
Net Loss		$(19,833)		$(33,614)

Expenses

Our operating expenses for our years ended December 31, 2008 and 2007 are outlined in the table below:

	Year Ended December 31
	2009		2008
General and administrative		$4,454	$5,487
Professional fees		$15,379	$19,700
Consulting fees	$	Nil	$8,427

Operating expenses for year ended December 31, 2009, decreased by 41% as compared to the comparative period in 2008 primarily as a result of a reduction in consulting fees.

Revenue

We have not earned any revenues since our inception and we do not anticipate earning revenues in the upcoming quarter.

Equity Compensation

We currently do not have any stock option or equity compensation plans or arrangements.

Liquidity and Financial Condition

Working Capital
		At December 31, 2009		At December 31, 2008	Percentage Increase/ Decrease
Current Assets		$8,073		$2,906	178%
Current Liabilities	$	Nil	$	Nil	Nil
Working Capital (deficit)		$8,073		$2,906	178%

Cash Flows
		Year Ended December 31, 2009		Year Ended December 31, 2008
Net Cash (Used) by Operating Activities		$(19,833)		$(33,614)
Net Cash Provided by Investing Activities	$	Nil	$	Nil
Net Cash Provided by Financing Activities		$25,000		$20,000
Increase in Cash During the Period		$5,167		$(13,614)

Results of Operations

Three month Summary ending March 31, 2010 and 2009

	Three Months Ended March 31
	2010		2009
Revenue	$	Nil	$	Nil
Expenses		$3,356		$8,053
Net (Loss)		$(3,356)		$(8,053)

Expenses

Our total expenses for the three month periods ended March 31, 2010 and March 30, 2009 are outlined in the table below:

	Three Months Ended March 31
	2010		2009
General and administrative		$1,731		$3,303
Professional fees		$1,625		$4,750
Consulting fees	$	Nil	$	Nil

Expenses for the three months ended March 31, 2010, decreased by 58.33% as compared to the comparative period in 2009 primarily as a result of a decrease in general and administrative and professional fees.

Revenue

We have not earned any revenues since our inception and we do not anticipate earning revenues in the upcoming quarter.

Equity Compensation

We currently do not have any stock option or equity compensation plans or arrangements.

Liquidity and Financial Condition

Working Capital
		At March 31, 2010		At December 31, 2009		Increase/ Decrease
Current Assets		$4,717		$8,073		$(3,356)
Current Liabilities	$	Nil	$	Nil	$	Nil
Working Capital		$4,717		$8,073		$(3,356)

Cash Flows
		Three months Ended March 31, 2010		Three months Ended March 31, 2009
Net Cash (Used) by Operating Activities		$(3,356)		$(8,053)
Net Cash Provided by Investing Activities	$	Nil	$	Nil
Net Cash Provided by Financing Activities	$	Nil		$15,000
Net Increase in Cash During the Period		$(3,356)		$(8,053)

We estimate that we will spend approximately $5,000 on general and administrative expenses, $5,000 on website development and $5,000 on travel over the next 12 months.

We will require additional funds to fund our budgeted expenses over the next 12 months. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable. We need to raise additional funds in the immediate future in order to proceed with our budgeted expenses.

Specifically, we estimate our operating expenses and working capital requirements for the next 12 months to be as follows:

Estimated Funding Required During the Next 12 Months
Expense	Amount
General and administrative	$5,000
Website Development	$5,000
Travel	$5,000
Total	$15,000
Cash on hand, March 31, 2010, estimated	$4,717

We are not aware of any known trends, demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in our liquidity increasing or decreasing in any material way.

We estimate that we will spend approximately $5,000 on general and administrative expenses, $5,000 on website development and $5,000 on travel over the next 12 months.

We will require additional funds to fund our budgeted expenses over the next 12 months. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable. We need to raise additional funds in the immediate future in order to proceed with our budgeted expenses.

Specifically, we estimate our operating expenses and working capital requirements for the next 12 months to be as follows:

We are not aware of any known trends, demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in our liquidity increasing or decreasing in any material way.

Future Financings

We will require additional financing in order to enable us to proceed with our plan of operations, as discussed above, including approximately $17,000 over the next 12 months to pay for our ongoing expenses. These expenses include general and administrative, website and travel expenses.  These cash requirements are in excess of our current cash and working capital resources. Accordingly, we will require additional financing in order to continue operations and to repay our liabilities. There is no assurance that any party will advance additional funds to us in order to enable us to sustain our plan of operations or to repay our liabilities.

We anticipate continuing to rely on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.

We presently do not have any arrangements for additional financing for the expansion of our exploration operations, and no potential lines of credit or sources of financing are currently available for the purpose of proceeding with our plan of operations.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Going Concern

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future debt or equity financing.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses.  These estimates and assumptions are affected by management’s application of accounting policies.  We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Cash Balances

Our company maintains our cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC).  This government corporation insured balances up to $100,000 through October 13, 2008.  As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account.  This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009.

All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2009.  On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor.  Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing our company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing our company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.  There are no diluted shares outstanding.

Advertising Costs

Our company’s policy regarding advertising is to expense advertising when incurred. Our company had not incurred any advertising expense as of December 31, 2009.

Dividends

Our company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

Our company provides for income taxes under ASC 740 “Income Taxes” which requires the use of an asset and liability approach in accounting for income taxes.

The standard requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  No provision for income taxes is included in the statement due to our immaterial amount, net of the allowance account, based on the likelihood of our company to utilize the loss carry-forward

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.  Our company has not issued any potentially dilutive common shares.

Revenue and Cost Recognition

Our company has no current source of revenue; therefore our company has not yet adopted any policy regarding the recognition of revenue or cost.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) issued Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles which makes the Accounting Standards Codification (ASC) the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities for interim and annual periods ending after September 15, 2009.  Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.

The adoption of ASC Topic 105 did not have a material impact on our company’s financial position, cash flows or result of operations.  Other recently issued or adopted accounting pronouncements are not expected to have, or did not have, a material effect on our company’s operations or financial position.

On July 1, 2009, we adopted authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) on business combinations.  The guidance retains the fundamental requirements that the acquisition method of accounting (previously referred to as the purchase method of accounting) be used for all business combinations, but requires a number of changes, including changes in the way assets and liabilities are recognized and measured as a result of business combinations. It also requires the capitalization of in-process research and development at fair value and requires the expensing of acquisition-related costs as incurred. Adoption of the new guidance did not have a material impact on our financial statements.

On July 1, 2009, we adopted the authoritative guidance issued by the FASB that changes the accounting and reporting for non-controlling interests. Non-controlling interests are to be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control are to be accounted for as equity transactions. In addition, net income attributable to a non-controlling interest is to be included in net income and, upon a loss of control, the interest sold, as well as any interest retained, is to be recorded at fair value with any gain or loss recognized in net income. Adoption of the new guidance did not have a material impact on our financial statements.

On July 1, 2009, we adopted the authoritative guidance on fair value measurement for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Adoption of the new guidance did not have a material impact on our financial statements.

In June 2009, the FASB issued authoritative guidance on the consolidation of variable interest entities, which is effective for us beginning January 1, 2010. The new guidance requires revised evaluations of whether entities represent variable interest entities, ongoing assessments of control over such entities, and additional disclosures for variable interests. We believe adoption of this new guidance will not have a material impact on our financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On August 18, 2009, we filed a Form 8-K reporting that we had dismissed Moore & Associates, Chartered as our independent registered public account firm on August 7, 2009. On September 2, 2009, we received a letter from the Securities and Exchange Commission informing us that on August 27, 2009, the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Moore and Associates, Chartered, because of violations by Moore and Associates, Chartered of PCAOB rules and auditing standards in auditing financial statements, PCAOB rules and quality control standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and non cooperation with a PCAOB investigation.

On August 7, 2009, the date that we dismissed Moore and Associates, Chartered as our independent registered public accountant, we were not aware of the action taken by the PCAOB against Moore and Associates, Chartered.

As previously reported, our board of directors approved the dismissal of Moore and Associates, Chartered. None of the reports of Moore and Associates, Chartered on our financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements contained in its Form 10-K for the fiscal year ended December 31, 2008 a going concern qualification in the registrant's audited financial statements.

As previously reported, during our two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Moore and Associates, Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore and Associates, Chartered's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements.

We have requested Moore and Associates, Chartered to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above information. We have been advised by Moore and Associates, Chartered as of the date of the filing of this Current Report on Form 8-K/A  that we will not be issued an amended Exhibit 16 letter.

As previously reported, on August 7, 2009, we engaged Seale and Beers, CPAs as our independent accountant. Subsequent to this, our board of directors elected not to proceed with the engagement of Seale and Beers, CPAs and engaged Gruber & Co LLC as our new independent registered public account firm. During the two most recent fiscal years and the interim periods preceding the engagement, we have not consulted Gruber & Co LLC on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. Neither was a written report provided by Gruber & Co LLC nor oral advice provided that Gruber & Co LLC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or was there any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv) of Regulation S-K.

Directors, Executive Officers, Promoters and Control Persons

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Natalie Bannister	Chief Executive Officer	34	June 3, 2010
John Jan Popovic	Director President, Secretary, Treasurer, Chief Financial Officer	44	June 1, 2010

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

John Jan Popovic – President/Secretary/Treasurer/Chief Financial Officer/Director

John Jan Popovic is a web application developer, project manager and inventor of sport event co-ordination and scheduling WEB 2.0 system. His work consists of a wide variety of business applications, such as art and museum archives, and implementing web systems for travel agencies. Mr. Popovic’s company, FirstMuse, has a long-lasting relationship with fine art galleries and arts foundations in Rome, St Tropez and New York as well as with coordination of international art events.

After studying computer sciences and electronic engineering he lived and worked in Zagreb, Belgrade, Zurich, Vienna, Malta, London and St Tropez. He speaks English, German, Italian, and Croatian and has a good understanding of French and Spanish. This linguistic fluency is combined with practical knowledge gained through working in so many countries.

Natalie Bannister – Chief Executive Officer

Natalie Bannister, age 34, owns and operates Natalie Bannister Consulting, since October of 2002. Ms. Bannister has worked with various companies by assisting private companies in attaining a public listing and public companies seeking merger or acquisition.

From February 2003 to October 2004, Ms. Bannister was employed by Stifel, Nicolaus & Company. Her duties at Stifel, Nicolaus & Company included marketing of mutual funds and 529 College Savings Plans.

From October 2004 to January 2006, she was employed by Lincoln Financial Advisors to supervise the company’s financial advisors as Local Operations Leader. She facilitated all human resources, operations, and compliance for the branch.

From January 2007 to February 2008, Ms. Bannister was employed by Raymond James Financial Services to supervise the company’s financial advisors. Ms. Bannister was a General Sales Principal and Advisors Assistant for registered reps in the branch and handled all account communications, compliance, and operations for the branch.

From February 2009 to August 2009, Ms. Bannister was employed by Wells Fargo Advisors/PlumRhino Consulting to assist the company with compliance, surveillance, risk and control for Latin American Channel of financial advisors.

There have been no transactions between the Company and Ms. Bannister since the Company’s last fiscal year which would be required to be reported herein.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business,  securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

The particulars of the compensation paid to the following persons:

-	our principal executive officer;

-	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2009 and 2008; and

-
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2009 and 2008, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa-tion ($)	Total ($)
Georgios Polyhronopoulos, President, Secretary, Treasurer and Director(1)	2009 2008	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
David J. Scott Former President and Director(2)	2009 2008	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil
Richard A. Cooley Former Chief Operating Officer and Director(3)	2009 2008	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil

(1)	Mr. Polyhronopoulos was appointed the President, Secretary, Treasurer and a director of our company on June 2, 2008.
(2)	Mr. Scott was appointed the President and a director of our company in January 2004 and resigned as or President and director on June 2, 2008.
(3)	Mr. Cooley was appointed the Chief Operating Officer and a director of our company in September 2007 and resigned as or Chief Operating Officer and director May 2008.

Other than as set out below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Stock Option Grants to our Named Executive Officers

As at December 31, 2009, our company did not have a stock option plan and our company did not grant any stock options to any named executive officers during the year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards granted to any named executive officer as of December 31, 2009.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options outstanding, and hence no options exercised, by any named executive officers during the year ended December 31, 2009.

Repricing of Options/SARS

We did not reprice any options previously granted to our executive officers during the year ended December 31, 2010.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 22, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers.  Each person has sole voting and investment power with respect to the shares of common stock.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Georgios Polyhronopoulos 38820 N 25th Street Phoenix AZ 85086	3,739,000	59.18%
John Jan Popovic 1250 Oakmead, #210 Sunnyvale, CA 94085	-0-	0%
Natalie Bannister 1322 Rue Riviera Bonne Terre, MO 63628	-0-	0%
Directors and Executive Officers as a Group(1)	- 0- common shares	-%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 31, 2010. As of March 31, 2010, there were 6,070,000 shares of our company’s common stock issued and outstanding.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

Transactions with Related Persons, Promoters, and Certain Control Persons

There have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Promoters and Certain Control Persons

Mr. David J. Scott, our former President and director, was a promoter of our company.

On May 15, 2008, Mr. Polyhronopoulos acquired an aggregate of 3,120,000 common shares in the capital of our company from our former president, Mr. Scott at a purchase price of US $0.001 per common share.

Corporate Governance

We currently act with one (1) directors, consisting of Mr. John Jan Popovic. Since Mr. Popovic is also our President we do not have any independent directors.

We have determined, however, that Roy Shapiro is an independent director as defined in section 803 of the Amex Company Guide.

We do not have a standing audit committee at the present time. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-B.

We believe that the member of our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any revenues from operations to date.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN IFNORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The director may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.67
Transfer Agent Fees	$200.00
Accounting fees and expenses	$8000.00
Legal fees and expenses	$10,000

Total	$18,203.67

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:
(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including moneys' fees. judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Our board of directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Our board of directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

RECENT SALES OF UNREGISTERED SECURITIES

We did not sell any equity securities which were not registered under the Securities Act during the past three years.

EXHIBITS

Exhibit Number	Description
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation*
3.2	Bylaws *
(5)	Opinion on Legality
5.1	Opinion of Macdonald Tuskey regarding the legality of the securities being registered.*
(23)	Consents
23.1	Consent of Gruber & Company, LLC
23.2	Consent of Macdonald Tuskey (included in 5.1)

*Incorporated by reference to the Exhibits filed with the Registrant’s Form S-1 filed with the Securities & Exchange Commission on July 21, 2008.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.	include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bonne Terra, State of Missouri on July 27, 2010.

HEALTHMED SERVICES LTD.

/s/ JOHN JAN POPOVIC
John Jan Popovic - President, Secretary, Treasurer, Chief Financial Officer, principal accounting officer, principal financial officer and Director

/s/ NATALIE BANNISTER
Natalie Bannister – Chief Executive Officer and principal executive officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ JOHN JAN POPOVIC
John Jan Popovic
President, Secretary, Treasurer Chief Financial Officer, principal accounting officer, principal financial officer and Director

July 27, 2010